Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

This Second Amendment to Second Amended and Restated Revolving Credit Note (as the same may from time to time be amended, restated, modified or otherwise supplemented, this “Second Amendment”) is dated this 31st day of May, 2011 from Green Plains Grain Company LLC, a Delaware limited liability company (“IA Borrower”), and Green Plains Grain Company TN, LLC, a Delaware limited liability company (“TN Borrower”, together with IA Borrower and their successors and assigns, each a “Borrower” and collectively, the “Borrowers”), to and in favor of First National Bank of Omaha, a national banking association (together with its successors and assigns, the “Lender”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Credit Agreement (defined below).

RECITALS

WHEREAS, Borrowers executed and delivered to Lender a Second Amended and Restated Revolving Credit Note dated April 19, 2010 and First Amendment to Second Amended and Restated Revolving Credit Note dated November 18, 2010 (as the same may from time to time be amended, restated, modified or otherwise supplemented, collectively the “Original Revolving Credit Note”);

WHEREAS, the Original Revolving Credit Note was given in connection with, and governed by, the Second Amended and Restated Credit Agreement dated April 19, 2010, First Amendment to Second Amended and Restated Credit Agreement dated June 18, 2010, Second Amendment to Second Amended and Restated Credit Agreement dated November 18, 2010, Third Amendment to Second Amended and Restated Credit Agreement dated February 28, 2011 and Fourth Amendment to Second Amended and Restated Credit Agreement dated May 31, 2011, in each case, by and among Borrowers and Lender (as the same may from time to time be amended, restated, modified or otherwise supplemented, collectively the “Credit Agreement”);

WHEREAS, Borrowers and Lender desire to amend and modify certain terms and conditions of the Original Revolving Credit Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. The Original Revolving Credit Note is hereby amended by deleting the third (3rd) paragraph in its entirety and substituting the following paragraph in its place:

The Revolving Credit Loans which are evidenced by this Revolving Credit Note consist of (a) a forty-five million dollar ($45,000,000) Base Facility, (b) a twenty million dollar ($20,000,000) Seasonal Facility and (iii) a Bulge Facility in the amount of forty-two million dollars ($42,000,000) from the date hereof through March 31, 2011, which amount shall decrease to thirty-five million dollars ($35,000,000) from April 1, 2011 through the Revolving Credit Maturity Date. Subject to the other terms and conditions of the Credit Agreement, the periods during which the Base Facility, Seasonal Facility and Bulge Facility are available shall be determined in accordance with the Revolving Credit Commitment and Section 2.1(a) of the Credit Agreement.

2. Except as specifically amended herein, the Original Revolving Credit Note shall remain in full force and effect as originally executed.

3. This Second Amendment shall be binding on the successors and assigns of the parties hereto.

4. This Second Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first set forth above.

BORROWERS:

Green Plains Grain Company LLC

By:	/s/ Ron B. Gillis
Name: Ron Gillis
Title: EVP – Finance, Treasurer

Green Plains Grain Company TN LLC

By:	/s/ Ron B. Gillis
Name: Ron Gillis
Title: EVP – Finance, Treasurer

Lender:

First National Bank of Omaha

By:	/s/ Kenneth Feaster
Name: Kenneth Feaster
Title: Vice President

3